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                                                                    Exhibit 23-B


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this joint Registration Statement on Form S-3 of USW-C, Inc. and U S WEST Capital Funding, Inc. of our reports dated February 12, 1996 on our audits of the consolidated financial statements and financial statement schedule of U S WEST, Inc. for the year ended December 31, 1995, which reports are included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998 and of our report dated February 12, 1996 on our audit of the consolidated financial statements of U S WEST, Inc. for the year ended December 31, 1995, included in U S WEST Inc.'s Proxy Statement dated April 20, 1998.

     We consent to the incorporation by reference in this joint Registration Statement on Form S-3 of USW-C, Inc. and U S WEST Capital Funding, Inc. of our reports dated February 6, 1998, on our audit of the combined financial statements and combined financial statement schedule of New U S WEST for the year ended December 31, 1995, which report is included in U S WEST Inc.'s Proxy Statement dated April 20, 1998.

     We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Denver, Colorado
May 22, 1998